                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      AMERICAN CITY BUSINESS JOURNALS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2) or
    Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

(2) Aggregate number of securities to which transactions applies:

-------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

(5)  Total fee paid:

-------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

-------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------

(3) Filing Party:

-------------------------------------------------------------------------------

(4) Date Filed:

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



                                 April 14, 1995



TO OUR STOCKHOLDERS

    On behalf of the Board of Directors and management of American City Business Journals, Inc., I invite you to the Annual Meeting of Stockholders to be held on Friday May 19, 1995, at 10:00 AM at the Charlotte Marriott City Center, 100 West Trade Street, Charlotte, North Carolina.

    At the Annual Meeting, stockholders will elect the Board of Directors and approve the selection of the Corporation's independent auditor. These matters are discussed in the accompanying Notice of Annual Meeting and Proxy Statement.

    Please complete and return the proxy card in the enclosed envelope even if you plan to attend the meeting. If you do attend and wish to change your vote, you may revoke your proxy at that time. You are encouraged to indicate your voting preferences on the proxy card. But, if you wish to follow the directors' recommendations, all you need to do is sign and date the card.

    I encourage you to attend the meeting and look forward to answering any questions you might have.

                                      Sincerely,

                                      Ray Shaw
                                      Chairman and
                                      Chief Executive Officer

                      AMERICAN CITY BUSINESS JOURNALS, INC.
                         128 S. Tryon Street, Suite 2300
                             Charlotte, N.C.   28202
                      _____________________________________

                  NOTICE OF 1995 ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held Friday May 19, 1995

TO ALL STOCKHOLDERS:

    Notice is hereby given that the 1995 Annual Meeting of Stockholders of American City Business Journals, Inc., a Delaware corporation, will be held on Friday the 19th day of May, 1995, at 10:00 a.m. Eastern Standard Time, at the Charlotte Marriott City Center, 100 West Trade Street, Charlotte, North Carolina 28202, for the following purposes:

    (1) To elect the six members of the Board of Directors for the ensuing year or until their successors are duly elected and qualified.

    (2) To ratify the appointment of Arthur Andersen LLP as auditors for the Company for 1995.

    (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on March 24, 1995, as the record date for the determination of the Stockholders entitled to notice of and to vote at the annual Meeting or any adjournment thereof.

                                      BY THE ORDER OF THE BOARD OF DIRECTORS

                                      Richard J. Koch, Secretary

Charlotte, North Carolina
April 14, 1995

                       IMPORTANT - YOUR PROXY IS ENCLOSED

ALL SHAREHOLDERS ARE ENCOURAGED TO ATTEND THE MEETING. EVEN IF YOU PLAN TO ATTEND, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED.

                                 PROXY STATEMENT
                  FOR THE ANNUAL MEETING OF THE STOCKHOLDERS OF
                      AMERICAN CITY BUSINESS JOURNALS, INC.
                         TO BE HELD FRIDAY, MAY 19, 1995

                             SOLICITATION OF PROXIES

SOLICITATION

    American City Business Journals, Inc. (the "Company") is mailing this Proxy Statement to the Stockholders of the Company to solicit their proxies for use at the Annual Meeting of Stockholders to take place on Friday, May 19, 1995, and at any adjournment of the meeting. The cost of this proxy solicitation is being borne by the Company. In addition to solicitations by mail, a number of regular employees of the Company and its subsidiaries may solicit proxies in person, through the mail, or by telephone. Further, brokerage houses and other custodian, nominees and fiduciaries may be requested to forward soliciting material to their principals, and the Company will reimburse them for the expense of doing so.

REVOCATION OF PROXY

    Any stockholder giving his proxy may revoke it at any time before its exercise by notifying Richard J. Koch, Secretary of the Company, by telecopy or in writing. The persons named on the Proxy Card will vote the proxies at the annual meeting, if received in time and not revoked.

MAILING OF PROXY STATEMENT AND PROXY CARD

    The Company has had this Proxy Statement and the Proxy Card mailed to its stockholders on or about April 14, 1995.

                           VOTING RIGHTS AND PROCEDURE

    Only Stockholders of record at the close of business on March 24, 1995, will be entitled to notice of, and to vote at, the Annual Meeting. On such record date, the Company had 6,895,623 shares of Common Stock $.01 par value (the only class of voting stock) issued and outstanding and entitled to vote (the "Common Stock") and the market value of the Common Stock was $18.25 per share. Each share shall be entitled to one vote on each matter coming before the meeting. Provided a quorum is present, all elections, including the election of Directors, shall be determined by a plurality vote, and except as otherwise provided by law or the Certificate of Incorporation, all other matters shall be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such matters.

    When proxies are returned properly signed, the shares represented will be voted by the Directors' Proxy Committee, consisting of Ray Shaw and Grant L. Hamrick, in accordance with Stockholders' directions. You are urged to specify your choices by marking the appropriate boxes on the enclosed proxy card. If the proxy is signed and returned without specifying choices, the shares will be voted as recommended by the Directors. A Stockholder giving a proxy may revoke it at any time before it is voted at the meeting.

ELECTION OF DIRECTORS (Item A on Proxy Card)

    The Board recommends that Stockholders vote FOR, and the Directors' Proxy Committee intends to vote FOR, the election of the six nominees listed on the

Proxy Card and further described in the following pages, unless otherwise instructed on the Proxy Card. If you do not wish your shares to be voted for a particular nominee, please so indicate in the space provided on the Proxy Card. Directors elected at the Annual Meeting will hold office until the next Annual Meeting or until their successors have been elected and qualified.

    The following table lists the nominees:

                                                                       Served
Name                     Age  Position                                 Since
-----------------------  ---  ---------------------------------------  --------

Ray Shaw                 61   Chairman of the Board, President,        06/89
                              Chief Executive Officer
James H. Hance, Jr.      50   Director                                 05/94
Grant L. Hamrick         56   Senior Vice President, Treasurer,        09/92
                              Chief Financial Officer, Director
John P. McMeel           59   Director                                 01/87
Glenn M. Stinchcomb      68   Director                                 06/89
George A. Wiegers        58   Director                                 05/92


    The Board was elected by majority vote at the last Annual Meeting of Stockholders in May 1994.

    COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    Meetings of the Board of Directors

    The Board had four regular meetings, one special meeting and acted by unanimous consent two times during 1994. The Company has an Executive Committee, an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee.

    Executive Committee

    The Executive Committee consisting of Ray Shaw and Grant L. Hamrick, acted by unanimous consent five times in 1994. The function of the Executive Committee is to exercise certain duties of the Board of Directors in the management of the ordinary business of the Company, including opening bank accounts in the name and on behalf of the Company, to appoint officers and/or agents of the Company, to authorize the corporate seal to be affixed to documents of the Company, and to execute all documents necessary to effectuate previously approved transactions.

    Audit Committee

    The Audit Committee consisting of James H. Hance Jr. and Glenn M. Stinchcomb, met twice in 1994 (George A. Wiegers served on the Audit Committee
until May 1994).   The function of the Audit Committee is to recommend to the
Board the appointment of independent public accountants, review the scope of the annual examination and non-audit services performed by the independent public accountants and review the adequacy and effectiveness of the Company's internal accounting controls.

    Compensation Committee

    The Compensation Committee consisting of George A. Wiegers, John P. McMeel, and Ray Shaw met once during 1994. The function of the Compensation Committee is to review and recommend to the Board the levels, amounts and types of compensation paid to officers and directors of the Company, and also serves as the Administrative Committee for the 1989 Stock Option Plan.

    NOMINEES

    RAY SHAW has been Chairman of the Board and Chief Executive Officer of the Company since June 1989. He was President and Chief Operating Officer of Dow Jones & Company, Inc. for ten years, from which position he retired in early 1989.

    JAMES H. HANCE, JR. has been a Director of the Company since 1994.
Mr. Hance is currently Vice Chairman and Chief Financial Officer of NationsBank Corporation and has held these positions since October 1993. He joined NationsBank (formerly NCNB Corporation) in March 1987. NationsBank Corporation owns NationsBank, one of the country's largest banks. He is a director of Summit Properties, Inc., a real estate investment trust.

    GRANT L. HAMRICK has served as a Director of the Company since
September 24, 1992. He has been Senior Vice President, Treasurer and Chief Financial Officer of the Company since November 1989. From November 1986 to November 1989, he was a private investor. He is a director of the Cato Corporation, a clothing retailer.

    JOHN P. McMEEL has been a Director of the Company since January 1987. He is co-founder and has been Chairman and President of Universal Press Syndicate, Kansas City, Missouri, since February 1970. Universal Press Syndicate is a national newspaper syndicator of cartoons, columns and editorials.

    GLENN M. STINCHCOMB has been a Director of the Company since June 1989. He is Vice President, Treasurer, and a Director of The Oklahoma Publishing Company, the owner of OPUBCO Enterprises, Inc., the general partner of Business Journal Associates Limited Partnership (see security ownership). He has been affiliated with The Oklahoma Publishing Company for over 30 years. He is a director of Gaylord Entertainment Company, a broadcasting and entertainment company.

    GEORGE A. WIEGERS has been a Director of the Company since May 1992. He is a director and adviser to Dillon, Read & Co. Inc., an investment banking firm in New York City and a general partner in Wiegers & Co., a private investment company. From 1983 until December 1992 he was a Managing Director of Dillon, Read & Co. Inc. Mr. Wiegers has been employed in the investment banking business for over thirty years. He is a Director of Pulte Corporation, a home building and financial services company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT (Voting Securities Only)

    The following table sets forth certain information as of February 28, 1995, with respect to the Common Stock of the Company regarding: (i) each person who, to the best of the Company's knowledge, is the beneficial owner of more than 5 % of such stock; (ii) shares beneficially owned by each director and named executive officer of the Company; and (iii) total shares beneficially owned by directors and officers of the Company as a group:


Name and Address of                          Amount & Nature of
Beneficial Owner                             Beneficial Ownership <F1>  Percent
-------------------------------------------  -------------------------  -------

Business Journal Associates                  3,885,105 <F2>              56.47
Limited Partnership
 128 S. Tryon Street
 Charlotte, NC  28202

Kirk A. Shaw                                 3,892,855 <F2> <F3> <F8>    56.31
 128 S. Tryon Street
 Charlotte, NC  28202

Ray Shaw                                     3,885,105 <F2>              56.52
 128 S. Tryon Street
 Charlotte, NC  28202

Whitney R. Shaw                              3,916,955 <F2> <F3> <F8>    56.67
 128 S. Tryon Street
 Charlotte, NC  28202

Glenn M. Stinchcomb                          3,891,405 <F2>              56.51
 10111 N. Central Expressway
 Dallas, TX  75231

Spears, Benzak, Salomon & Farrell              830,677 <F4>               11.5
 45 Rockefeller Plaza
 New York, NY   10111

SoGen International Fund, Inc.                 380,031 <F5>               5.48
  1221 Avenue of the Americas
  New York, NY  10020

Wellington Management Company                  362,420 <F6>               5.18
  75 State Street
  Boston, MA  02104

Quest Advisory Corp.                           359,730 <F7>               5.2
  1414 Avenue of the Americas
  New York, NY  10019

Grant L. Hamrick                               101,839 <F8> <F9>          1.46

Richard J. Koch                                 78,297 <F8> <F10>         1.13


Name and Address of                          Amount & Nature of
Beneficial Owner                             Beneficial Ownership <F1>  Percent
-------------------------------------------  -------------------------  -------

George A. Wiegers                               35,280 <F8>              <F11>

George M. Conley                                47,410 <F8>              <F11>

John P. McMeel                                   6,510 <F8>              <F11>

James H. Hance, Jr.                              4,200 <F8>              <F11>

Directors & Officers                         4,239,090 <F12>             59.25
 as Group (13 persons)

-------------------------


<F1>     The nature of beneficial ownership is direct unless otherwise indicated by footnote. Beneficial ownership as shown in the table arises from sole voting power and sole investment power unless otherwise indicated by footnote.

<F2>     The shares owned by Business Journal Associates Limited Partnership
         ("BJALP") are attributed to Ray Shaw, Kirk A. Shaw and Whitney R. Shaw because 49% of BJALP is owned by the Shaw family as limited partners. Such shares are also attributed to Mr. Stinchcomb, the Vice President, Treasurer and Director of The Oklahoma Publishing Company, which owns 100% of OPUBCO Enterprises, Inc. ("OEI") (formerly Shaw Publishing, Inc.), the 51% general partner of BJALP. Ray Shaw is the Chief Executive Officer of BJALP.

<F3>     Whitney R. Shaw, a Vice President of the Company, and Kirk A. Shaw,
         Director of Operating Services, are sons of Ray Shaw.

<F4>     Based on information as of December 31, 1994 in its Schedule 13G dated
         February 6, 1995, Spears, Benzak, Salomon & Farrell, a registered investment advisor, has customer accounts which hold in aggregate 830,677 shares of Common Stock after giving effect to the conversion of the Company's 6% Convertible Subordinated Debentures.

<F5>     Based on information as of December 31, 1994 in its Schedule 13G dated
         January 31, 1995, SoGen International Fund, Inc. owns 380,031 shares and its investment advisor client, Societe Generale Asset Management Corp., by virtue of its investment advisory contract with the Fund, may be deemed a beneficial owner of such shares.

<F6>     Based on information as of December 31, 1994 in its Schedule 13G dated
         January 24, 1995, Wellington Management Company, an investment advisor, has clients with shared voting power for 156,620 shares and shared dispositive power for 362,420 shares, which incudes common stock subject to acquisition upon conversion of the Company's 6% Convertible Subordinated Debentures.


<F7>     Based on information as of December 31, 1994 in its Schedule 13G dated
         February 10, 1995.

<F8>     Includes presently exercisable options as follows:

         Kirk A. Shaw         7,750          James H. Hance, Jr.     2,100
         Whitney R. Shaw     31,850          John P. McMeel          2,100
         Grant L. Hamrick    88,850          Glenn M. Stinchcomb     6,300
         Richard J. Koch     40,900          George A. Wiegers       6,300
         George M. Conley    47,200

<F9>     Includes 6,269 shares subject to acquisition upon conversion of the
         Company's 6% Convertible Subordinated Debentures.

<F10>    Includes 30,458 shares and 6,789 shares subject to acquisition upon conversion of the Company's 6% Convertible Subordinated Debentures held by Mr. Koch's wife and children.

<F11>    The percentage of shares beneficially owned does not exceed one percent of the Common Stock of the Company.

<F12>    Includes 13,007 shares of Common Stock subject to acquisition upon conversion of the Company's Convertible Debentures. Includes presently exercisable options to purchase 265,800 shares. See Executive Compensation.


EXECUTIVE OFFICERS

    The following are the present Executive Officers of the Company who serve with Mr. Shaw and Mr. Hamrick:


Name                                  Age  Position
------------------------------------  ---  ------------------------------------

George M. Conley                      46   Vice President
Richard J. Koch                       48   Vice President, Secretary,
                                           General Counsel
Whitney R. Shaw                       42   Vice President
Thomas C. Wood                        50   Vice President
Kirk A. Shaw                          36   Director of Operating Services
Wedge B. Abels                        38   Controller


    All of these individuals have been employed by the Company in an executive capacity for more than five years, except Wedge B. Abels.

    WEDGE B. ABELS has been Controller of the Company since February 1994.
From February 1990 to July 1992 he was Controller of Knight Publishing Company. From February 1985 to January 1990 he was General Accounting Manager of Knight Publishing Company.

EXECUTIVE COMPENSATION

    The table which follows sets forth information concerning compensation for each of the years ended December 31, 1994, 1993 and 1992 awarded to, earned by, or paid to the chief executive officer and the four most highly compensated executive officers of the Company, other than the chief executive officer, whose annual salary and bonus exceeded $100,000:

                                     SUMMARY COMPENSATION TABLE
                                 Annual Compensation                   Long-Term Compensation
                     -------------------------------------------     ---------------------------
                                                       Other                       All
Name and                                               Annual        Securities    Other
Principal                                              Compen-       Underlying    Compensation
Position             Year    Salary($)    Bonus($)     sation($)     Options(#)    ($)<F1>
-----------------    ----    ---------    ---------    -----------   ----------    -------------

Ray Shaw
Chairman of the      1994    $352,461     $60,000          -0-          -0-        $  2,248
Board and Chief      1993    $338,618     $50,000          -0-          -0-        $    348
Executive Officer    1992    $315,000         -0-          -0-          -0-        $    690

Grant L. Hamrick     1994    $126,000     $30,000       88,815<F2>      100        $    154
Sr. Vice President   1993    $120,000     $27,000          -0-       30,000        $    348
and Chief Financial  1992    $120,000     $20,000          -0-        4,500        $    690
Officer

George M. Conley     1994    $163,000     $15,000      $ 1,315<F3>      100        $  1,909
Vice President       1993    $158,340     $12,000      $17,250<F3>    6,000        $    348
                     1992    $155,850     $ 5,000          -0-        3,000        $    690

Richard J. Koch      1994    $154,960     $13,000      $65,190<F4>      100        $  1,695
Vice President       1993    $149,000     $12,500          -0-        6,000        $    348
                     1992    $144,375     $10,000          -0-        2,500        $    690

Whitney R. Shaw      1994    $112,350     $30,000          -0-          -0-        $  1,182
Vice President       1993    $105,000     $25,000          -0-        6,000        $    348
                     1992    $100,000     $10,000          -0-        2,500        $    690

-------------------------


<F1>     Amounts reflect profit sharing and matching contributions to Company's 401(k) Plan for the designated individuals.

<F2>     The difference between the exercise price and the fair market value of the Company stock from the exercise of stock options for 10,000 shares on May 5, 1994 and 200 shares on
         June 30, 1994.

<F3>     The difference between the exercise price and the fair market value of the Company stock from the exercise of stock options for 3,000 shares on November 9, 1993 and 200 shares on
         June 30, 1994.



<F4>     The difference between the exercise price and the fair market value of the Company stock from the exercise of stock options for 5,500 shares on February 24, 1994 and 200 shares on
         June 30, 1994.


    STOCK OPTION GRANTS

    The following table provides information on stock options granted in 1994 to the named executive officers pursuant to the Company's 1989 Employee Stock Purchase Plan.

                                      OPTION GRANTS IN LAST FISCAL YEAR
                                                                           Potential
                                Individual Grants <F1>                     Realizable
                  -------------------------------------------------        Value at Assumed
                                % of Total                                 Annual Rates
                  Numbers of    Options                                    of Stock Price
                  Securities    Granted to   Exercise                      Appreciation
                  Underlying    Employees    of Base                       for Option Term
                  Options       in Fiscal    Price <F2>  Expiration     ----------------------
Name              Granted (#)   Year         ($/Sh)      Date           0%($)   5%($)   10%($)
---------------   ------------  ----------   ----------  ----------     ----------------------

Ray Shaw             -0-          -0-        N/A         N/A            N/A      N/A      N/A
Grant L. Hamrick     100          .18%       $12.96      06/30/1995     229      305      382
George M. Conley     100          .18%       $12.96      06/30/1995     229      305      382
Richard J. Koch      100          .18%       $12.96      06/30/1995     229      305      382
Whitney R. Shaw      -0-          -0-        N/A         N/A            N/A      N/A      N/A

-------------------------


<F1>     Options are currently exercisable and terminate one year from grant date.  Except in the events of death, retirement or termination by the Company, the options expire if the recipient ceases to be employed by the Company.  The exercise price of options is the lower of 85% of the closing sale price of the Company's common stock on the grant date or the exercise date as reported on The NASDAQ Stock
         Market.

<F2>     Pursuant to the option plan, standard anti-dilution provisions could impact the price per share in the event of stock splits, merger or other corporate reorganization.


    STOCK OPTION EXERCISES AND OPTION VALUES

    The following table contains information concerning stock options exercised during 1994 and stock options unexercised at the end of 1994 with respect to the named executive officers and the value of unexercised options as of December 31, 1994 based on a closing price of $17 per share of the Corporation's Common stock on such date.


                                 AGGREGATE OPTION EXERCISES IN LAST
                                FISCAL YEAR AND FY-END OPTION VALUES
                                           Number of Securities         Value of Unexercised
                  Shares                   Underlying Unexercised       In-the-Money Options
                  Acquired                 Options at FY-End                 at FY-End
                  On        Value      ---------------------------   ---------------------------
                  Exercise  Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
Name              (#)       ($)        (#)           (#)             ($)           ($)
---------------   --------  --------   -----------   -------------   -----------   -------------

Ray Shaw               -0-       -0-           -0-             -0-           -0-             -0-
Grant L. Hamrick    10,200    88,815       78,855              -0-       565,262             -0-
George M. Conley       200     1,315       44,205              -0-       395,436             -0-
Richard J. Koch      5,700    65,190       37,905              -0-       337,086             -0-
Whitney R. Shaw        -0-       -0-       28,350              -0-       243,574             -0-


    Compensation of Directors

    During 1994, the Company compensated the non-management Directors for their services in the amount of $10,000 per year, payable quarterly, plus $750 and reasonable expenses per Board and committee meeting attended. The Company does not compensate any Director who is also an employee of the Company. The Company, in 1994, adopted the American City Business Journals, Inc. Formula Stock Option Plan for Directors. The Plan provides that each non-employee Director will be granted on June 1 of each year options to acquire 2,000 shares of the Company stock at 110% of the Company's stock price on that date. Pursuant to the Plan, the Company granted options on June 1, 1994 to purchase 2,000 shares at $15.68 per share to Messrs. McMeel, Hance, Wiegers and Stinchcomb.

    EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT

    In 1985 the Company executed an employment agreement with Mr. Koch which provides that in the event of termination by the Company of the respective employment agreement without cause, as defined in the agreement, the Company shall pay to Mr. Koch as severance an amount equal to six months' salary. The agreement restricts Mr. Koch from competing with the Company or from soliciting any Company employees for two years following termination of Mr. Koch's employment.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    OEI, the 51% General Partner of BJALP, (see Security Ownership) in prior years subleased space at 128 South Tryon Street, Charlotte, North Carolina, to the Company. The two companies allocated the costs of the lease and a common phone system at actual cost. The lease used square feet as the allocation factor and the phone system used the number of phones. As a result of Company expansion, the Company assumed the lease in 1994 and is using the additional space for its motorsports publications.

    Ray Shaw, an officer of the Company in the capacities of Chairman of the Board and Chief Executive Officer, served on the Compensation Committee for fiscal year 1994.

    PERFORMANCE GRAPH

    The following graph compares the five year cumulative return on the Company's Common Stock to the Standard and Poor's 500 Stock Index and to the Standard and Poor's Newspaper Publishing Group Index. The Company is not included in these indexes.

                                         [PERFORMANCE GRAPH]

                                    FIVE YEAR TOTAL RETURN CHART

Total Return Analysis

                                       12/29/89  12/31/90  12/31/91  12/31/92  12/31/93  12/30/94
                                       --------  --------  --------  --------  --------  --------

American City Business Journals, Inc.  100.00     63.77    117.39     88.41    162.32    206.96
S&P Publishing-Newspaper               100.00     80.17     96.85    108.14    124.76    112.29
S&P 500 <F1>                           100.00     96.87    125.81    134.93    148.01    145.73

-------------------------


Source: Nordby International, Inc., 4801 Riverbend Road, Boulder, CO 80301, 800-926-7404

<F1>     S&P 500 Total Return calculations are obtained with permission from Bloomberg Financial
         Markets.


    COMPENSATION COMMITTEE REPORT

    The Compensation Committee annually reviews the compensation of the Chief Executive Officer and sets compensation guidelines for the Company's other executive officers and administers the 1989 Employee Stock Option Plan (the "1989 Plan"). Ray Shaw, the Company's Chief Executive Officer, serves on the Compensation Committee but abstains from decisions regarding his own compensation.

    In accordance with the Securities and Exchange Commission's rules designed to enhance disclosure of companies' policies toward executive compensation, the following report is submitted by the listed committee members in their capacity as the Board's Compensation Committee. The report addresses the Company's compensation policy as it related to the executive officers for fiscal 1994.

    The Compensation Committee of the Board of Directors was, and continues to be, guided by a belief that executive compensation should reflect the Company's performance (as evidenced by the earnings before interest and taxes ("EBIT"), earnings per share ("EPS") and market value of the Company's common stock), while at the same time considering surrounding competitive pressures, individual performance (as evidenced by informal evaluations) and retention of key executive officers. The Compensation Committee has not yet adopted a policy with respect to the $1,000,000 limitation on deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, since current compensation levels fall significantly below that amount.

    To accomplish this compensation policy in 1994, the Company's executive compensation includes base salary and bonuses. As a general matter, each executive's base salary was subjectively determined at the time each executive assumed their current position to reflect prior experience, prior level of pay, and salary paid to other Company executives holding positions with similar responsibilities. Subsequent salary increases reflect the Company's overall salary increase guideline used to compensate all Company employees, which generally has been an amount 2%-4% greater than the cost of living increase in the prior year. Increases for executives who are assigned additional responsibilities exceed this percentage.

    Executive salary increases averaged 5% in 1994; this same percentage increase was applied Company-wide. Executive officer bonus levels are determined by Company-wide performance and the performance levels of individual operating units the executive has responsibility for. In 1994, bonus levels for executive officers ranged from 5% to 25% of salary.

    In addition to cash compensation, executive officers participate in both the Company's Employee Stock Purchase Plan ("ESPP") and the Company's 1989 Employee Stock Option Plan ("Plan"). The ESPP is a broad based employee benefit plan in which all employees with two years of service were given the opportunity to acquire 100 shares of Company stock at a discount. The Committee administers the Plan whose purpose is to secure for the Company and its shareholders the benefits of the incentive inherent in common stock ownership by the key employees who are largely responsible for the Company's future growth and financial success. On an annual basis the Committee awards fair market value option grants to key employees based on the recommendation of the CEO. The CEO recommends grant size based on a variety of factors including, job responsibility, the executive's experience, meeting budgeted net income goals for the executive's department and the Company's current year net income performance. Group publishers and administrative executives received option grants up to 3,000 shares. Options were granted pursuant to the Plan in February 1995.

    The CEO does not participate in the Plan because he is the beneficial owner of 58% of the Company's stock (see stock ownership).

    The CEO received a 4% base salary increase at the start of 1994. This increase was consistent with the 5% Company norm for employees. The Committee awarded the CEO a $60,000 bonus at the end of the year to reward the CEO for the Company's 1994 performance in which sales increases exceeded the industry average, the 1994 net income budget was achieved and the Company's stock increased in value 28%.

                         Compensation Committee
                             Ray Shaw
                             John P. McMeel
                             George A. Wiegers

TRANSACTIONS WITH MANAGEMENT

    Crossroads Press, Inc., a subsidiary of the Company, subleases its office space from George Mason, a director of Crossroads Press, Inc. The sublease, entered into on December 1, 1984, terminates in June, 1999. Through March 31, 1995 the monthly rental is $9,973.76, or approximately $16.77 per square foot annually. Base rent increases annually at an average of 3% per year. Increases in real estate taxes or assessments are divided between Crossroads Press, Inc. and Mr. Mason.

    In January, 1990, the Company loaned $85,000 in the form of a five (5) year interest free note to Mr. Koch as a relocation loan in connection with his move from Kansas City to Charlotte. The loan was paid by Mr. Koch in January 1995.

    See Compensation Committee Interlocks

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and executive officers and persons who own more than 10% of the Company's Common Stock to file initial stock ownership reports and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). SEC Regulations require the Company to be furnished with copies of these reports.

    The Company has been informed by Mr. George A. Wiegers, a director, that his acquisition of 5,000 shares had not been timely reported on a Form 4. A report has subsequently been filed.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS (Item B on Proxy
Card)

    Subject to stockholder ratification, the Board of Directors, upon recommendation of the Audit Committee, has appointed the firm of Arthur Andersen LLP as independent public accountants for the year ended 1995. Arthur Andersen LLP has audited the Company's books since its inception and has provided audit services to the Company and its subsidiaries in connection with Securities and Exchange Commission filings and review of periodic financial statements.

    The Board recommends that the stockholders vote FOR ratification, and proxies solicited by the Board will be so voted unless the stockholder specifies on the proxy card a contrary choice. If the stockholders do not ratify this appointment, other independent public accountants will be appointed by the Board upon recommendation of the Audit Committee.

    One or more members of the firm are expected to be present at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.

OTHER MATTERS TO COME BEFORE THE MEETING

    If any business not described herein should properly come before the meeting, the members of the Director's Proxy Committee will vote the shares represented by them in accordance with their best judgement. At the time this proxy statement went to press, the Company knew of no other matters which might be presented for stockholder action at the meeting.

SUBMISSION OF STOCKHOLDER PROPOSALS

    Should a stockholder desire to include in next year's proxy statement a proposal other than those made by the Board, such proposals must be sent to the Secretary of the Company at 128 S. Tryon Street, Suite 2300, Charlotte, North Carolina 28202, and must be received by December 15, 1995.

                                   APPENDIX A

                                 [FORM OF PROXY]


                                     [FRONT]

                      AMERICAN CITY BUSINESS JOURNALS, INC.
                       128 South Tryon Street, Suite 2300
                         Charlotte, North Carolina 28202

    The undersigned hereby appoints Ray Shaw and Grant Hamrick as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of American City Business Journals, Inc. held on record by the undersigned on March 24, 1995 at the Annual Meeting of Stockholders to be held on May 19, 1995 or any adjournment thereof.

Item A -- ELECTION OF DIRECTORS

     FOR all nominees listed below (except as marked to the contrary below)

     WITHHOLD AUTHORITY to vote for all nominees below

         Ray Shaw, John P. McMeel, Glenn M. Stinchcomb,
         Grant L. Hamrick, George A. Wiegers, and James H. Hance, Jr.

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the name of the nominee(s) on the space provided below.)


-------------------------------------------------------------------------------

Item B -- RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    Regarding the appointment of Arthur Andersen LLP as independent public accountants for the year 1995.

          FOR such Appointment     AGAINST such Appointment     ABSTAIN


                                     [BACK]

    This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. None of the proposals are related to or conditioned on the approval of any other proposal. If no direction is made, this proxy will be voted for the election of the above nominees for Director, and for the ratification of appointment of Arthur Andersen LLP, as independent public accountants.

    Please sign exactly as names appear below. when shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by the authorized person. THIS PROXY AND EACH OF THE PROPOSALS ARE SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.

                                  Dated _______________________________________


                                  _____________________________________________
                                                      Signature

                                  _____________________________________________
                                              Signature if held jointly

                                  Please mark, sign, date and return the proxy card promptly using the enclosed envelope.